BYLAWS
                                       OF
                              GLACIER BANCORP, INC.

                               ARTICLE I. OFFICES

     1.1 Registered Office and Registered Agent. The registered office of Glacier Bancorp, Inc. ("Corporation") shall be located in the State of Delaware at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

     1.2 Other Offices. The Corporation may have other offices within or without the State of Delaware at such place or places as the Board of Directors may from time to time determine.

                       ARTICLE II. STOCKHOLDERS' MEETINGS

     2.1 Meeting Place. All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place within or without the State of Delaware as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

     2.2 Annual Meeting Time. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the last Wednesday of April at the hour of 9:00 a.m., if not a legal holiday, and if a legal holiday, then on the day following, at the same hour, or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

     2.3 Organization. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in his absence by the President. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders shall announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting and, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him in order.

     2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, the President or a majority of the Board of Directors and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of the holders of not less than 10% of the issued and



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outstanding capital stock of the Corporation  entitled to vote on the matter for which the meeting is called, voting together as a single class.

     2.5 Notice.

     (a) Notice of the time and place of the annual meeting of stockholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days and not more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, or if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken.

     (b) At least ten days and not more than sixty days prior to the meeting, a written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each stockholder of record entitled to vote at such meeting.

     2.6 Voting Record Date. At least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for the inspections of any stockholder.

     2.7 Quorum: Actions of Stockholders. Except as otherwise required by law:

          (a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting.

          (b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders at which a quorum, as defined above, is present, shall be sufficient to transact business.

     2.8 Voting of Shares.

     (a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.



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     (b)  Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Stockholders shall not be permitted to cumulate their votes for the election of directors. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

     2.9 Closing of Transfer Books and Fixing of the Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty days nor less than ten days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

     2.10 Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder, or his duly authorized attorney-in-fact. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, a stockholder may grant such authority in the manner specified in Section 212(c) of the General Corporation Law of the State of Delaware. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

     2.11 Waiver of Notice. A waiver of any notice required to be given any stockholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.

     2.12 Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     2.13 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his



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name.  Shares  standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     2.14 Proposals. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than (i) with respect to a proposal for submission at the first annual meeting of stockholders of the Corporation after its acquisition of First Federal Savings Bank of Montana, ninety days prior to the date on which the annual meeting of stockholders of the Corporation is scheduled to be held pursuant to section 2.2 hereof, and (ii) with respect to a proposal for submission at any succeeding annual meeting of stockholders, sixty days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2.14, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

     2.15 Inspectors. For each meeting of stockholders, the Board of Directors shall appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors shall be appointed at the meeting by the chairman thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. An inspector or inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting and their



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count of all votes and ballots.  An inspector or  inspectors  shall not accept a ballot, proxy or vote, nor any revocations thereof or changes thereto, after the closing of the polls (unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise) and may appoint or retain other persons or entities to assist them in the performance of their duties. Inspectors need not be stockholders and may not be nominees for election as directors.

     2.16 Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof.

                           ARTICLE III. CAPITAL STOCK

     3.1 Certificates. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the Chairman of the Board or the President, and the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

          (a) that the Corporation is organized under the laws of the State of Delaware;

          (b) the name of the person to whom issued;

          (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

          (d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

     3.2 Transfers.

     (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

     (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment


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separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

     3.3 Registered Owner. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

     3.4 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as it may determine or establish such other procedures, as it may deem necessary.

     3.5 Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

     3.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

                         ARTICLE IV. BOARD OF DIRECTORS

     4.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders.

     4.2 Classification and Term. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the



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effective date of the Corporation's  Certificate of  Incorporation;  the term of office of the  directors of the second  class shall expire at the second  annual
meeting  of  stockholders   after  the  effective  date  of  the   Corporation's
Certificate of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of the Corporation's Certificate of Incorporation; and as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

     4.3 Number of Directors. The initial Board of Directors shall consist of seven persons. The number of directors may at any time be increased or decreased by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director. Notwithstanding anything to the contrary contained within these Bylaws, the number of directors may not be less than seven nor more than twelve.

     4.4 Vacancies. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation's Certificate of Incorporation.

     4.5 Removal of Directors. Directors may be removed in the manner provided in the Corporation's Certificate of Incorporation.

     4.6 Regular Meetings. Regular meetings of the Board of Directors or any committee thereof may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the State of Delaware, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.

     4.7 Special Meetings.

     (a) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by five days' service of the same by telegram, by letter or personally. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

     (b) Special meetings of any committee of the Board of Directors may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

     4.8 Waiver of Notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the



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meeting, shall be equivalent to the giving of notice.

     4.9 Quorum; Actions of the Board of Directors. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     4.10 Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

     4.11 Action by Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

     4.12 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     4.13 Executive and Other Committees. Standing or special committees may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to amending the Certificate of Incorporation, adopting a plan of merger or consolidation, recommending to the stockholders the sale, lease or exchange or other disposition of all or substantially all the property and assets of the Corporation, recommending to the stockholders a voluntary dissolution of the Corporation or a revocation thereof, or amending these Bylaws. The designation of any such committee and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     4.14 Remuneration. The directors may be paid their expenses, if any, of attendance at



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each  meeting  of the  Board  of  Directors  and  may be  paid a  fixed  sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. Members of special or standing committees may be allowed like compensation for attending committee meetings. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     4.15 Nominations of Directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or committee appointed by the Board of Directors or by any stockholder entitled to vote generally in an election of director. However, any stockholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation not later than (i) with respect to the election to be held at the first annual meeting of stockholders of the Corporation after its acquisition of First Federal Savings Bank of Montana, ninety days prior to the date on which the annual meeting of stockholders of the Corporation is scheduled to be held pursuant to Section 2.2 hereof, (ii) with respect to an election to be held at any succeeding annual meeting of stockholders, sixty days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting, and (iii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                               ARTICLE V. OFFICERS

     5.1 Designations: The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer, as well as such Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualified. Any two or more offices may be held by the



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same person, except the offices of President and Secretary.

     5.2 Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     5.3 Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

     5.4 Vacancies Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

     5.5 Other Officers. Directors may appoint such other officers and agents as it may deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     5.6 Term - Removal. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contact rights, if any, of the person so removed.

     5.7 Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditions for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time by required by the Board of Directors.

                 ARTICLE VI. INDEMNIFICATION, ETC. OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

     6.1 Indemnification The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by Section 145(a)-(d) of the General Corporation Law of the State of Delaware, provided that the Corporation shall not be liable for any amounts which may be due to connection with a settlement



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

of any action, suit or proceeding effected without its prior written consent or any action suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent.

     6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

     6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

     6.4 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

     6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

                ARTICLE VII. DIVIDENDS; FINANCE; AND FISCAL YEAR

     7.1 Dividends. Subject to the applicable provisions of the General Corporation Law of the State of Delaware, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or as a reserve or



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

reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve.

     7.2 Disbursements. All checks or demand for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     7.3 Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

     7.4 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.


                              ARTICLE VIII. NOTICES

     Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United State mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.


                                ARTICLE IX. SEAL

     The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.


                          ARTICLE X. BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors (including committees thereof); and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.


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




                             ARTICLE XI. AMENDMENTS

     11.1 Amendments. These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the Board of Directors or by the affirmative vote of the holders of a majority of the votes cast by stockholders of the Corporation at an annual or special meeting of the stockholders.


     11.2 Emergency Bylaws. The Board of Directors may adopt emergency Bylaws, subject to repeal or change or by action of the stockholders, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster.


                          ARTICLE XII. USE OF PRONOUNS

     Use of the masculine gender in these Bylaws shall be considered to represent either masculine or feminine gender whenever appropriate.


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